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                                                     EXHIBIT 21

               SUBSIDIARIES OF THE REGISTRANT, ANVIL HOLDINGS, INC.


      NAME OF CORPORATION                  JURISDICTION OF INCORPORATION
      -------------------                  -----------------------------

      Anvil Knitwear, Inc.                           Delaware

           Cottontops, Inc.                          North Carolina

           A.K.H., S.A.                              Honduras

           Star, S.A.                                Honduras

           Livna, Limitada                           E1 Salvador

           CDC GmbH                                  Germany